UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

Todos Medical Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-56026	n/a
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

121 Derech Menachem Begin, 30th Floor,

Tel Aviv, 6701203 Israel

(Address of principal executive offices)

Registrant’s telephone number, including area code: +972 (52) 642-0126

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2021, Todos Medical Ltd. (the “Company”) entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Acenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Company common shares priced at $0.0512 per share, the issuance of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”). The Provista shares acquired by the Company shall remain in an escrow account until the July Payment is made. The Note has a maturity date of April 8, 2025 and is convertible beginning on October 20, 2021 into Company common shares at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the common shares prior to the date of conversion. In the event that the Company uplists its common shares to a national securities exchange, the Note shall automatically be exchanged into preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction. The Company’s obligation to deliver the July Payment by July 1, 2021 is secured by the Provista shares through a Security Agreement dated as of April 19, 2021 by and between SIH, Ascenda and Provista. The Company has the option of extending the payment of the July Payment to July 15, 2021 by paying SIH and Ascenda $250,000 on or before July 1, 2021 (the “Extension Payment”). In the event the Company pays the July Payment by July 15, 2021, the Extension Payment shall be credited towards the July Payment.

The foregoing descriptions of the Agreement to Purchase, the SPA, the Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement to Purchase, SPA, Note and the Security Agreement, forms of which are attached as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item. 2.01	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the securities described in item 1.01 was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and Rule 506 promulgated thereunder.

Item 8.01	Other Events.

On April 22, 2021, the Company issued a press release announcing that it has acquired Provista. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Agreement to Purchase Provista Diagnostics, Inc. dated April 19, 2021.
10.2	Securities Purchase Agreement dated April 19, 2021.
10.3	Convertible Promissory Note dated April 19, 2021.
10.4	Security Agreement dated April 19, 2021
99.1	Press release dated April 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2021

TODOS MEDICAL LTD.

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer

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